Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of Investar Holding Corporation, as amended, of our report dated February 7, 2017, relating to our audit of the 2016 consolidated financial statements of BOJ Bancshares, Inc. and Subsidiaries appearing in the proxy statement/prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such proxy statement/prospectus.

/s/ Silas Simmons LLP
Silas Simmons LLP
Natchez, Mississippi
October 19, 2017